EXHIBIT a(1)(iii)
THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL
NOTICE OF GUARANTEED DELIVERY
for Common Shares of
FAIRMONT HOTELS & RESORTS INC.
Pursuant to the Offer dated December 9, 2005
of
ICAHN PARTNERS LP and ICAHN PARTNERS MASTER FUND LP
THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 8:00 P.M. (TORONTO TIME) ON
FEBRUARY 7, 2006 (THE “EXPIRY TIME”), UNLESS EXTENDED OR WITHDRAWN.
     This Notice of Guaranteed Delivery must be used to accept the offer dated December 9, 2005 (the “Offer”) made by Icahn Partners LP and Icahn Partners Master Fund LP (collectively, the “Offeror”) for up to 29,648,400 Common Shares (the “Fairmont Shares”) of Fairmont Hotels & Resorts Inc. (the “Company”) and associated rights (“Rights”) pursuant to the Company’s shareholder rights plan (if applicable), if (i) certificates for the Fairmont Shares and/or Rights to be deposited are not immediately available; (ii) the holder of Fairmont Shares and/or Rights cannot complete the procedure for book-entry transfer of the Fairmont Shares and/or Rights on a timely basis; or (iii) the holder of Fairmont Shares and/or Rights cannot deliver all other required documents to the Depositary or U.S. Forwarding Agent no later than the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Depositary at the address or facsimile number set out below.
     The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase and accompanying Circular dated December 9, 2005 (the “Offer to Purchase and Circular”) have the meanings ascribed to them in the Offer to Purchase and Circular.
TO : the Depositary, CIBC Mellon Trust Company

By Mail:	By Registered Mail, by Hand or by Courier:	By Facsimile Transmission:

P.O. Box 1036	199 Bay Street	(416) 643-3148

Adelaide Street Postal Station	Commerce Court West

Toronto, ON M5C 2K4	Securities Level

Toronto, ON M5L 1G9
     If a holder of Fairmont Shares or Rights wishes to deposit such Fairmont Shares or Rights pursuant to the Offer and certificates for such Fairmont Shares or Rights are not immediately available, the holder cannot complete the procedure for book-entry transfer on a timely basis, or the holder cannot deliver all other required documents to the Depositary or U.S. Forwarding Agent no later than the Expiry Time, those Fairmont Shares or Rights may nevertheless be deposited under the Offer provided that all of the following conditions are met:
(a)	the deposit is made by or through an Eligible Institution;

(b)	this Notice of Guaranteed Delivery or a facsimile hereof, properly completed and duly executed, including a guarantee by an Eligible Institution in the form specified below, is received by the Depositary, at the address specified above, no later than the Expiry Time;

(c)	the certificate(s) representing the deposited Fairmont Shares and, if the Separation Time has occurred prior to the Expiry Time and Rights Certificates have been distributed to holders of Fairmont Shares prior to the Expiry Time, the certificate(s) representing the deposited Rights, or a Book-Entry Confirmation with respect to the deposited Fairmont Shares and Rights, together with a Letter of Acceptance and Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer of

Fairmont Shares or Rights, an Agent’s Message), covering the deposited Fairmont Shares and Rights and all other documents required by the Letter of Acceptance and Transmittal, are received by the Depositary at its office in Toronto at the address specified above no later than 5:00 p.m., Toronto time, on the third trading day on the TSX after the Expiry Time; and
(d)	in the case of Rights where the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to holders of Fairmont Shares prior to the Expiry Time, the certificate(s) representing the deposited Rights, in proper form for transfer or a Book-Entry Confirmation with respect to the deposited Rights, together with a Letter of Acceptance and Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer of Rights, an Agent’s Message), covering the deposited Rights and all other documents required by the Letter of Acceptance and Transmittal, are received by the Depositary at its office in Toronto at the address specified above no later than 5:00 p.m., Toronto time, on the third business day after the Rights Certificates are distributed to holders of Fairmont Shares.
     An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP), or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP).
     The undersigned understands and acknowledges that payment for Fairmont Shares and any associated Rights tendered pursuant to the Letter of Acceptance and Transmittal will be made only after timely receipt by the Depositary of (i) such Fairmont Shares and Rights, and (ii) a Letter of Acceptance and Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required, and all other documents required by the Letter of Acceptance and Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Fairmont Shares and Rights on the purchase price of such Fairmont Shares and Rights purchased by the Offeror, regardless of any delay in making such payment, and that the consideration for Fairmont Shares and Rights tendered pursuant to the guaranteed delivery procedures will be the same as that for Fairmont Shares and Rights delivered to the Depositary before the Expiry Time.
     All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, THE LETTER OF ACCEPTANCE AND TRANSMITTAL AND ACCOMPANYING CERTIFICATE(S) MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.
     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF ACCEPTANCE AND TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF ACCEPTANCE AND TRANSMITTAL. THE GUARANTEE BELOW MUST BE COMPLETED.
     DO NOT SEND CERTIFICATES FOR FAIRMONT SHARES OR RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR FAIRMONT SHARES OR RIGHTS MUST BE SENT WITH YOUR LETTER OF ACCEPTANCE AND TRANSMITTAL.

TO :	ICAHN PARTNERS LP and ICAHN PARTNERS MASTER FUND LP
AND TO :	CIBC MELLON TRUST COMPANY
     The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Acceptance and Transmittal, receipt of which is hereby acknowledged, the Fairmont Shares and/or Rights listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance – Procedure for Guaranteed Delivery”.
FAIRMONT SHARES

Number of
Fairmont
Shares
		Represented	Number of
		by	Fairmont Shares
Certificate Number(s)	Name(s) in which registered	Certificate	Deposited

TOTAL:

RIGHTS*

Number of
Rights
		Represented	Number of
		by	Rights
Certificate Number(s)	Name(s) in which registered	Certificate	Deposited

TOTAL:

(If space is insufficient please attach a list to this Notice of Guaranteed Delivery in the above form.)

*	Until the Separation Time, if any, certificates representing Fairmont Shares also represent an equivalent number of Rights, and no entry for Rights is required in this box. If the Separation Time occurs and Rights Certificates have been distributed to holders of Fairmont Shares, specify certificates representing Rights in this box.

Signature(s) of Holder(s) of Fairmont Shares and/or Rights	Address(es)

Name (please print or type)

Date	Zip Code/Postal Code

Daytime Telephone Number

☐	Check if Fairmont Shares and/or Rights will be deposited by book-entry transfer

Name of Depositing Institution

Account Number

Transaction Code Number
CURRENCY OF PAYMENT

☐	Check here if you wish to receive payment under the Offer in Canadian dollars based upon the Bank of Canada noon spot exchange rate for Canadian dollars on the date following the expiry of the Offer on which funds are provided to the Depositary to pay for Fairmont Shares purchased pursuant to the Offer. (Check box)
A shareholder who does not check the box above will receive payment under the Offer in U.S. dollars.

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, an Eligible Institution, guarantees:
1.	delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Fairmont Shares deposited hereby and, if the Separation Time has occurred prior to the Expiry Time and Rights Certificates have been distributed to the holders of Fairmont Shares prior to the Expiry Time, the certificate(s) representing the Rights deposited hereby, each in proper form for transfer or a Book-Entry Confirmation with respect to all Fairmont Shares and Rights deposited hereby, together with a Letter of Acceptance and Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer of Fairmont Shares and Rights, an Agent’s Message), covering the deposited Fairmont Shares and Rights and all other documents required by the Letter of Acceptance and Transmittal no later than 5:00 p.m., Toronto time, on the third trading day on the TSX after the Expiry Time; and

2.	in the case of Rights where the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to holders of Fairmont Shares prior to the Expiry Time, delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the deposited Rights, in proper form for transfer or a Book-Entry Confirmation with respect to the Rights, together with a Letter of Acceptance and Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer of Rights, an Agent’s Message), covering the deposited Rights and all other documents required by the Letter of Acceptance and Transmittal no later than 5:00 p.m., Toronto time, on the third business day after the Rights Certificates are distributed to holders of Fairmont Shares.
Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name (please print or type)

Title

Zip Code/Postal Code	Date

Telephone Number

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